UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

LUXEYARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168066	30-0473898
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8884 Venice Blvd., Culver City, CA	90034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 862-3000

4063 Glencoe Ave., Suite A Marina Del Rey, CA 90292
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Items 5.02 of this Report, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On December 20, 2011, Luxeyard, Inc. (the “Company”) and Mr. Kevin Walker mutually agreed upon the termination of Mr. Walker’s employment as Chief Financial Officer, Chief Operating Officer and Secretary of the Company. The Board of Directors of the Company (the “Board”) approved the termination on February 8, 2012. There was no disagreement between Mr. Walker and the Company on any matter relating to the Company’s operations, policies or practices that resulted in his termination as the Chief Financial Officer, Chief Operating Officer and Secretary of the Company.

Appointment of Officers

On February 8, 2012, the Board appointed Margot Ritcher as the Chief Financial Officer and Secretary and Steve Beauregard as the Chief Operating Officer of the Company effective January 9, 2012 and December 1, 2011, respectively.

The biographical information regarding the new officers is listed below:

Margot Ritcher, age 62, became the Company’s Chief Financial Officer and Secretary effective January 9, 2012. From August 2007 to January 2012, she served as interim controller and management consultant of Arcadian Management Company where she was responsible for financial reporting, interfacing with external CPA's and regulatory agencies, Tax and Regulatory compliance. Prior to Arcadian, Ms. Ritcher ran an executive management consulting practice for companies including USA Broadband, CBRE Richard Ellis, People Support, Paycom, LLC, SpotRunner, and Nextwave Telecommunications. She also served as Controller of DirecTV domestic and worked her way up to Vice President of Business for DirecTV International. During her 9 year tenure, she helped take DirecTV from 20 employees and no revenue to over 2,000 employees and $9 billion in revenues.

Margot began her career as a CPA for Coopers and Lybrand and for Deloitte, Haskins and Sells in Tucson, Arizona.  She has an MBA in Marketing from Regis University in Denver, Colorado and she holds two undergraduate degrees in accounting and management information systems from the University of Arizona.

Steve Beauregard, age 47, became the Company’s Chief Operating Officer and head of Emerging Categories effective December 1, 2011. Prior to joining the Company, Mr. Beauregard was President and Founder of REGARD Solutions Corp, a successful mobile, social and eCommerce development firm for multi-channel retailers and venture backed start-ups.  He was the driving force behind bringing on key accounts such as Sony Pictures, Coffee Bean & Tea Leaf, J Hilburn, Ray-Ban, Wells Fargo, Harbor Freight Tools, DIRECTV, and Burlington Coat Factory.  In 2003, Mr. Beauregard was an early pioneer in offshore development opening a REGARD office Nagpur, India.  In 2007, he formed software incubator REGARD Ventures Solutions help early-stage entrepreneurs reach venture viability.  Mr. Beauregard was featured in Entrepreneur Magazine (9/07), is often quoted in trade rags, has spoken at international mobility conferences and is a frequent guest speaker on entrepreneurship at numerous southern California universities including USC, UCLA and Pepperdine. He holds two BS degrees in Computer Science and Accounting from Frostburg State University and studied Computer Engineering in the Master’s program at Johns Hopkins University.

Family Relationships

Neither Ms. Ritcher nor Mr. Beauregard has family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

On November 8, 2011, we entered into an employment agreement with LY Retail LLC, our wholly-owned subsidiary, and Braden Richter, as our President and Chief Executive Officer, effective November 23, 2011, for a period of five years until November 22, 2016. We agreed to pay a base salary of $300,000 per annum during the term with an annual cumulative increase of not less than 4% and bonus under certain conditions. Pursuant to the agreement, Mr. Richter was also granted an option to purchase 1,950,000 shares of our comment stock under the stock option plan.

On November 8, 2011, we entered into an employment agreement with LY Retail LLC and Steve Beauregard, as our Chief Operating Officer, effective December 1, 2011, for a period of three years until November 30, 2014. We agreed to pay a base salary of $175,000 per annum, provided that, if the Company meets its fiscal goals for the previous year, Mr. Beauregard shall be paid the sum of $200,000 for the second year of the term and $250,000 for the third year of the term. Mr. Beauregard will be also designated as a participant in the bonus plan of $300,000 which will be shared amongst the participants. Pursuant to the agreement, Mr. Beauregard was also granted an option to purchase 1,950,000 shares of our comment stock under the stock option plan.

On November 8, 2011, we entered into an employment agreement with LY Retail LLC and Jerry Wilkerson, as our Chief Technology Officer, effective December 1, 2011, for a period of three years until November 30, 2014. We agreed to pay a base salary of $150,000 per annum, provided that, if the Company meets its fiscal goals for the previous year, Mr. Wilkerson shall be paid the sum of $200,000 for the second year of the term. For each year thereafter, the Board shall review such base salary and shall provide a minimum of 4% annual increase in its discretion. Mr. Wilkerson will be also designated as a participant in the bonus plan of $300,000 which will be shared amongst the participants. Pursuant to the agreement, Mr. Wilkerson was also granted an option to purchase 1,950,000 shares of our comment stock under the stock option plan.

On November 8, 2011, we entered into an employment agreement with LY Retail LLC and Joshua Thompson, as our Chief Marketing Officer, effective December 1, 2011, for a period of three years until November 30, 2014. We agreed to pay a base salary of $125,000 per annum with an annual cumulative increase of not less than 4% at the discretion of the Board. Mr. Thompson will be also designated as a participant in the bonus plan of $300,000 which will be shared amongst the participants. Pursuant to the agreement, Mr. Thompson was also granted an option to purchase 1,950,000 shares of our comment stock under the stock option plan.

Pursuant to the agreements, all the above executives are also entitled to other standard benefits such as insurance plan, vacation and reimbursement of reasonable out-of-pocket expenses.

The foregoing descriptions of the employment agreements are qualified in their entirety by reference to the provisions of the employment agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K (this “Report”), respectively, which are incorporated by reference herein.

Severance Agreement

In connection with the termination of Kevin Walker as our executive officer, we entered into a severance agreement with LY Retail, LLC and Kevin Walker on December 20, 2011 pursuant to which we agreed to pay to Mr. Walker any unpaid salary, unreimbursed expenses and a severance payment. The severance payment equals to three months of Mr. Walker’s base salary and is payable in three installments of $13,333.33 for a sum of $40,000. In addition, Mr. Walker was granted an option to purchase 400,010 shares of our common stock under our stock option plan.

The foregoing descriptions of the severance agreement is qualified in its entirety by reference to the provisions of the Severance Agreement filed as Exhibit 10.5 to this Report, which are incorporated by reference herein.

Please note that all information set forth in this Item 5.02 gives effect to a 1:17 forward stock split effective February 8, 2012. See Item 8.01 for more information.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2012, we filed a Certificate of Amendment to our Articles of Incorporation (the “Amendment”) to change the corporate name from “Top Gear, Inc.” to “Luxeyard, Inc.” The Amendment was effective as of January 9, 2012. A copy of the Amendment is attached hereto as Exhibit 3.1. The name change was declared effective by Financial Industry Regulatory Authority, or FINRA, as of February 13, 2012.

Item 8.01 Other Events.

On November 30, 2011, the Board and the shareholders representing more than 50% of the Company’s common stock approved a 1:17 forward split and change in the Company’s name. The forward split was declared effective by FINRA as of February 8, 2012.

In connection with the name change, we have applied for a new trading symbol “LUXR” for the Company’s common stock, which is quoted on the OTC Bulletin Board. Both the name change and symbol change have been approved by FINRA and became effective as of February 13, 2012.

On February 24, 2012, the Board and majority shareholders of the Company approved the Luxeyard, Inc. 2012 Stock Option Plan (the “Plan”). A copy of the Plan is attached to this Current Report as Exhibit 10.6.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation
10.1	Employment Agreement with Braden Richter, dated November 8, 2011.
10.2	Employment Agreement with Steve Beauregard, dated November 8, 2011.
10.3	Employment Agreement with Jerry Wilkerson, dated November 8, 2011.
10.4	Employment Agreement with Joshua Thompson, dated November 8, 2011.
10.5	Severance Agreement with Kevin Walker, dated December 20, 2011.
10.6	Luxeyard, Inc. 2012 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February , 2012	LUXEYARD, INC.

	By:	/s/ Braden Richter
Braden Richter
President and Chief Executive Officer